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                                        Exhibit 21 to Motorola, Inc.'s Form 10-K
                                            for the year ended December 31, 2000


                                 MOTOROLA, INC.
                         LISTING OF MAJOR SUBSIDIARIES
                                   12/31/2000



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
Motorola do Brasil LTDA.                                               Brazil
Motorola Industrial Ltda.                                              Brazil
Clinical Micro Sensors, Inc.                                           California
Motorola Canada Limited                                                Canada
Motorola (China) Electronics Ltd.                                      China
Motorola (China) Investment Ltd.                                       China
C-Port Corporation                                                     Delaware
General Instrument Corporation                                         Delaware
Motorola Credit Corporation                                            Delaware
Motorola de Puerto Rico, Inc.                                          Delaware
Motorola Electronica de Puerto Rico, Inc.                              Delaware
Motorola International Development Corporation                         Delaware
Next Level Communications, Inc.                                        Delaware
Motorola Limited                                                       England
Motorola Semiconducteurs S.A.                                          France
Motorola G.m.b.H.                                                      Germany
Motorola Asia Limited                                                  Hong Kong
Motorola Semiconductor Hong Kong Limited                               Hong Kong
Motorola Communications Israel Limited                                 Israel
Motorola Israel Limited                                                Israel
Motorola Israel NW                                                     Israel
Motorola South - Israel Limited                                        Israel
Pelephone Communications Ltd.                                          Israel
Motorola Japan Limited                                                 Japan
Motorola Electronics and Communications, Inc.                          Korea
Motorola Malaysia Sdn. Bhd.                                            Malaysia
Motorola Technology Sdn. Bhd.                                          Malaysia
Baja Celular Mexicana, S.A. de C.V. ("Baja Celular")                   Mexico
Celular de Telefonia S.A. de C.V.                                      Mexico
Motorola de Mexico, S.A.                                               Mexico
Motorola Asia Treasury Pte. Ltd                                        Singapore
Motorola Electronics Pte. Limited                                      Singapore
Motorola Electronics Taiwan, Limited                                   Taiwan
Motorola B.V.                                                          The Netherlands
Motorola Foreign Sales Corporation                                     Virgin Islands
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